Exhibit 99.1

     DRI Corporation Announces Participation in Upcoming Investor Relations
                            Conference and Meetings

    DALLAS--(BUSINESS WIRE)--July 12, 2007--DRI Corporation (formerly known as Digital Recorders, Inc.) (DRI) (Nasdaq:TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its senior management team plans to meet with financial professionals during an investor relations conference and in private meetings slated July 15-17, 2007 in Atlantic City, N.J.

    "As we mentioned during our first quarter 2007 shareholders' conference call, we are increasing our investor relations work to help increase public awareness of the Company's value. We're planning to present the DRI story during Friedland Investment Events LLC's Global Equities Conference on July 16 at the Bally's Atlantic City located at 1901 Boardwalk in New Jersey. The conference is open to analysts, brokers, portfolio and fund managers, institutional investors, and other members of the financial community. In addition, we are scheduling private meetings with key New York-area financial professionals, including present and prospective holders of our common and preferred stock," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    The DRI senior management team's presentation at the conference and in the private meetings will include commentary on the Company's served markets, opportunities, products and services, and historical financial information.

    For more information about Friedland Investment Events LLC, visit www.friedlandevents.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the DRI senior management team's participation in Friedland's investor relations events and private meetings, any impact on the Company's perceived value as a result of such participation, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the anticipated outcome of the DRI senior management team's participation in Friedland's investor relations events and private meetings may not prove beneficial to the Company or increase its perceived value, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com